Exhibit 99.5

First Symetra National Life Insurance Company of New York

[330 Madison Avenue, 9th Floor | New York, NY 10017 | P 1-800-796-3872]

[Mailing Address: Ret Svcs – New Business | PO Box 7903 | London, KY 40742-7903]
[TTY/TDD 1-800-833-6388]

FIRST SYMETRA [FOCUS] VARIABLE ANNUITY APPLICATION

Owner	Name (first, middle initial, last)	SSN/TIN
All policyholder
correspondence	Address (number and street, city, state, zip)	Phone No. (include area code)
will be sent to
this address.	Date of Birth	Trust	Sex

☐	☐ M ☐ F
Joint Owner	Name (first, middle initial, last)	SSN/TIN
Optional,
nonqualified	Address (number and street, city, state, zip)	Phone No. (include area code)
annuities only.
Date of Birth	Trust	Sex

☐	☐ M ☐ F
Annuitant	Name (first, middle initial, last)	SSN/TIN
If different from
the owner(s).	Address (number and street, city, state, zip)	Phone No. (include area code)
Nonqualified
annuities only.	Date of Birth	Trust	Sex

☐	☐ M ☐ F
Owner’s Beneficiary Designation In the event of death of owner, surviving joint owner becomes primary beneficiary.

Beneficiary(ies)	Name (first, middle initial, last)	SSN	Relationship to Owner	Percentage(%)
List any additional beneficiaries	☐ P
on a separate page, signed and
dated by the owner(s).	☐ P
Percentages must equal 100%.	☐ C
P - primary C - contingent

Plan Type	☐ IRA	☐ Roth IRA*	☐ Nonqualified	☐ 403(b) TSA
☐ SEP IRA*	☐ SIMPLE IRA*

Initial Purchase Payment $	Initial Purchase Payment $
* First tax year contribution made: Year

Transfer	☐ IRC 1035 Exchange	☐ Non-Direct Rollover	☐ Direct Rollover	☐ Direct Transfer
Information	(please submit form LP-1278/NY)
If applicable.

TSA, SEP and SIMPLE	Employer Name
Plans only

Investment	Purchase Payments may initially be allocated to the [Fidelity VIP Money Market Initial Class] and then will be
Instructions	allocated according to your investment instructions below. Use only whole percentages and the totals must equal
100%.

Column 1:	Column 2:	Column 3:
Initial	Subsequent	Scheduled
Purchase Payment	Purchase Payments	Transfers	Investment Options
%	%	%	[Fidelity VIP Money Market-Initial Class]
%	%	%	[Vanguard VIF International Portfolio-Investor Class]
%	%	%	[Vanguard VIF REIT Portfolio-Investor Class]
%	%	%	[Vanguard VIF Mid-Cap Portfolio-Investor Class ]
%	%	%	[Vanguard VIF Total Stock Market Portfolio- Investor Class ]
%	%	%	[Fidelity VIP Index 500-Initial Class]
%	%	%	[Vanguard VIF High Yield Bond Portfolio-Investor Class]
%	%	%	[Vanguard VIF Total Bond Market Portfolio-Investor Class]
%	%	%	[Vanguard VIF Balanced Portfolio-Investor Class ]
%	%	%	[Ibbotson Aggressive Growth ETF Asset Allocation-Class 1]
%	%	%	[Ibbotson Growth ETF Asset Allocation-Class 1]
%	%	%	[Ibbotson Balanced ETF Asset Allocation-Class 1]
%	%	%	[Ibbotson Income and Growth ETF Asset Allocation-Class 1]
%	%	%	[Ibbotson Conservative ETF Asset Allocation-Class 1]

Scheduled Transfers	☐

Dollar Cost Averaging: I elect to transfer $                          ($500 minimum) from the                        Sub-Account  monthly ☐ or quarterly ☐ to the Sub-Accounts listed above in “Column 3: Scheduled Transfers”. The minimum amount of transfer into a Sub-Account is $50.

☐

Appreciation Sweep ($10,000 minimum money market account value required): I elect to have the appreciation of the [Fidelity VIP Money Market Initial Class] transferred  ☐ monthly or ☐ quarterly or ☐ semi-annually or ☐ annually to the Sub-Accounts listed above in “Column 3: Scheduled Transfers”.  Appreciation Sweep cannot be used to transfer money to the   [Fidelity VIP Money Market Initial Class].

☐

Sub-Account Rebalancing ($10,000 minimum contract value required): I elect to rebalance the portion of my contract value ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed above in “Column 3: Scheduled Transfers”.

Optional Rider	☐

Guaranteed Minimum Death Benefit Age Extension Rider – This extends the guaranteed minimum death benefit to age 95. It is only available at the time of purchase. Once selected, it cannot be revoked. In order to select this rider, the Owner must be under age 75. There is an annual charge for this rider. See the prospectus or Contract for complete details.

Owner’s	Have you received a current prospectus? ☐ Yes ☐ No
Statement	Do you have any existing life insurance or annuity contracts with this or any other company?
and	☐ Yes ☐ No
Signatures	Will this contract replace any existing annuity or insurance contract with this or any other company?
☐ Yes (complete the following and submit a New York replacement form) ☐ No
	Company Name	Contract No.

	Company Name	Contract No.

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon.  I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

I understand that when benefits are based on investment performance of the Separate Account, the dollar amounts of any benefits are on a variable basis and may increase or decrease based on the experience of the Separate Account. I understand they cannot be predicted or guaranteed as to fixed dollar amount. With this in mind, I believe that the Contract is consistent with my financial needs.

	Owner’s Signature	Joint Owner’s Signature (if applicable)

	Signed at (city, state)	Date

Agency	To the best of your knowledge does the owner have any existing annuity or life insurance policy or contract?
Statement	☐ Yes (complete a New York replacement form) ☐ No
Mail contract	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or
directly to:	life insurance?
☐ Owner	☐ Yes (complete a New York replacement form) ☐ No
☐ Agent’s	Did the agent/registered representative present and leave the applicant insurer-approved sales material?
office for	☐ Yes ☐ No
delivery	Explanation of how this Contract meets the Owner’s financial objectives and risk profile:
to owner
I have reviewed the applicant’s financial status and objective and find this coverage is appropriate for his/her needs.

	Licensed Agent’s Signature and Date	Agency Name and Phone No.

	Licensed Agent (print name)	State License No.	Agent No.